EXHIBIT 10.19

THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF BION ENVIRONMENTAL TECHNOLOGIES, INC. ("BION"). THE SECURITIES REPRESENTED BY THIS NOTE OR TO BE ISSUED IN CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                      BION ENVIRONMENTAL TECHNOLOGIES, INC.

No. 2006A-_
                   2006 Series A Convertible Promissory Note

$__0,000.00                                                    ______, 2006


     Bion Environmental Technologies, Inc., a Colorado corporation ("Bion"), for value received, hereby promises to pay to ______________________ or registered assigns (the "Holder"), the principal sum of _______ Dollars ($__0,000.00), with interest from the original date of issuance of this 2006 Series A Convertible Promissory Note ('Note' or 'Notes') on the unpaid principal balance at a simple rate equal to six percent (6%) per annum, on May 31, 2008 (the "Maturity Date"). Interest shall be accrued. Payment shall be made at such place as designated by the Holder upon surrender of this Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     This Note is the first of what may become a multiple series of duly authorized issues of Bion's 2006 Convertible Promissory Notes. The conversion prices and other terms of the various series of 2006 Convertible Promissory Notes may be different from each other, but all of the amounts due under all of the series of the 2006 Convertible Promissory Notes are intended to be of equal priority and seniority. The maximum aggregate principal amount of the 2006 Series A Convertible Promissory Notes combined is $3,000,000.
The aggregate principal amount of all of the various series of 2006 Convertible Promissory Notes will be a maximum of $10,000,000.

     Each 2006 Series A Convertible Promissory Note is individually referred to herein as a "Note" and collectively as the "Notes."

SECTION 1.  Prepayment.

     This Note (including interest accrued on the principal hereof) may not be prepaid in cash by Bion without the written consent of the holder of the Note except as expressly provided herein, but may be converted to equity by the Holder at any time during its term at the Conversion Price set forth in
Section 2 below.





SECTION 2.  Conversion.

     (a)  Conditions for Mandatory Conversion and Elective Conversion.

          i) Upon the happening of the events set forth below, all of the principal and accrued interest amount due under this Note shall be mandatorily and automatically converted into shares of Bion Stock ('Stock') and the Holder shall be entitled to receive one share of Stock for each $6.00 ('Conversion Price') that is due and owing to such Holder under the terms of this Note. The conditions for this mandatory conversion are as follows:

          A) When Bion's closing market price has been at or above $7.20 per share (a 20% premium to Conversion Price) for 20 consecutive trading days; and

          B) Provided, however, conversion shall not take place until the earlier of a date:

             I) When there is an effective registration statement allowing public resale of the Stock to be received by the Holder upon mandatory conversion; or

             II) One year the initial closing date of the offering pursuant to which this Note was issued;

             III) Further provided, however, that no mandatory conversion without an effective registration statement shall take place until Bion has become an 'reporting company' with the Securities & Exchange Commission ('SEC') pursuant to the Securities & Exchange Act of 1934, as amended.

          ii) This Note shall be convertible, in whole or in part, into Stock at the Conversion Price at any time at election of Holder.

     (b)  Conversion Procedures.

          (i) In the event that this entire Note is converted into Stock, Bion's debt obligation under this Note shall cease, but Bion shall not be required to deliver stock certificates to the Holder until such time as such Holder surrenders the Note at Bion's offices together with irrevocable written notice to Bion specifying the name or names (with address) in which a certificate or certificates evidencing shares of Stock are to be issued. Bion shall thereupon deliver to the Holder of the Note, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided, within three (3) business days of the date of conversion. In the event that less than all of this Note is converted, whether mandatory or elective conversion, into Stock, this Note shall remain outstanding with a reduced principal balance reflecting the partial conversion and Bion shall deliver to the Holder of the Note, or the nominee or nominees of such person, certificates evidencing the number of full shares of Stock to which such person is entitled as aforesaid, within three (3) business days of the date of conversion. Irrespective of the date of delivery of Bion stock certificates,

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such conversion shall be deemed to have occurred as of Bion's record date of the conversion and the person or persons entitled to receive Stock deliverable upon conversion of such Note shall be treated for all purposes as the record holder or holders of such Stock on such date.

          (ii) In the event that the Note is converted into Stock as set forth above, Bion shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of their stock on such
conversion.   Bion, however, shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of their stock (or other securities or assets) in a name other than that in which the Note so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Bion, as appropriate, the amount of such tax or has established, to the satisfaction of Bion, that such tax has been paid.

     (c) Protection in Case of a Merger of Bion. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which Bion is a party other than a merger or consolidation in which Bion is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Bion as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into Bion Stock the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Bion Common Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (c)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Bion shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder of the Note not less than 10 days prior to such event. A sale of all or substantially all of the assets of Bion for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and

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principles hereof then, in each such case, the Holder of Note may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Bion, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, Bion will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by Bion.

     (d)  Reservation of Shares; Transfer Taxes; Etc.   Bion shall at all
times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock as shall be sufficient to
effect the conversion of all Notes from time to time outstanding.   Bion
shall use its best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes. In the event that Bion intends to offer Stock other than Common Stock, they shall authorize the issuance of sufficient shares of such stock to permit the conversion of all the then-outstanding Notes.

SECTION 3.  Fractional Shares

     Bion shall not be required to issue fractions of shares of Common Stock or other stock upon the conversion of the Note. If any fraction of a share would be issuable on the Conversion of the Note, Bion shall purchase such fraction for an amount in cash equal to its fair market value, as determined in good faith by the Board of Directors of Bion.

SECTION 4.  Affirmative Covenants of Bion.

     Bion covenants and agrees that until the payment in full of this Note, it shall:

     (a) Existence; Business. (i) Preserve, renew and keep in full force and effect its legal existence and (ii) obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, authorizations, patents, trademarks and trade names material to its business.

     (b) Use of Proceeds. Use the proceeds of the Notes of this issue solely to augment Bion's working capital and for valid business purposes.

     (c) Notice of Events of Default. Furnish to the Holder prompt written notice of any Event of Default, specifying the nature and extent thereof and corrective action, if any, proposed to be taken with respect thereto.

     (d) Authorization of Stock Issuable Upon Conversion. Authorize and reserve a sufficient number of its shares of Stock for issuance upon conversion of the Note.



                                     4


SECTION 5.  Negative Covenants of Bion.

     Bion covenants and agrees with the Holder that until the payment in full of this Note, it shall not:

     (a) Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of it's capital stock.

     (b) No Impairment. By amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

SECTION 6.  Events of Default Defined.

     The following shall each constitute an "Event of Default" hereunder:

     (a) the failure of Bion to make any payment of principal or interest on this Note when due and payable;

     (b) the failure of Bion to observe or perform any covenant in this Note, and such failure shall have continued unremedied for a period of sixty
(60) days after notice;

     (c)  if Bion shall:

          (1) admit in writing its inability to pay its debts generally as they become due,

          (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (3) make an assignment for the benefit of its creditors,

          (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

          (5) on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

          (6) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

     (d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Bion, a receiver of Bion or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of Bion under the

                                     5


federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof;

     (e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Bion or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

     (f)  the liquidation, dissolution or winding up of Bion; or

     (g) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against Bion and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Bion shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

SECTION 7.  Remedies Upon Event of Default.

     (a) Upon the occurrence of an Event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Bion.

     (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 8.  Miscellaneous.

     (a)  Rights of Holders Inter Se   Each Holder shall have the absolute
right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Note or any security received in conversion of the Note including, without limitation, the right to consent to the waiver of any obligation of Bion and to enter into an agreement with Bion for the purpose of modifying this Note or any agreement effecting such modification, and such Holder shall not incur any liability to any other Holder or Holders of the Notes with respect to exercising or refraining from exercising any such right or rights.

     (b)  Exculpation Among Holders.   Holder acknowledges and agrees that it
is not relying upon any other Holder, or any officer, director, employee partner or affiliate of any such other Holder, in making its investment or decision to invest in the Notes or in monitoring such investment. Each Holder agrees that no Holder nor any controlling person, officer, director,

                                     6


shareholder, partner, agent or employee of any Holder shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with Bion or the Notes, or both.

     (c) Actions by Holders. Any actions permitted to be taken by Holders of the Notes and any consents required to be obtained from the same under this Note, may be taken or given only by, in the case of consents or actions requiring approval of the Holders, by the Holders, and in all other cases, only by holders of a majority of the face amount of the principal of all series of Notes (treated as a single class), and if such Holders constituting a majority the ("Majority Holders") take any action or grant any consent, such action or consent shall be deemed given or taken by all Holders who shall be bound by the decision or action taken by the Majority Holders without any liability on the part of the Majority Holders to any other Holder of securities hereto

     (d) Amendments and Waivers. The Holder of this Note may waive or otherwise consent to the amendment of any of the provisions hereof.

     (e) Restrictions on Transferability. The securities represented by this Note (or to be issued in conversion of this Note) have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction.

     (f) Forbearance from Suit. No Holder of Notes of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the Holders of at least a majority in principal amount of all of the outstanding Notes (all series in aggregate) join in such suit or proceeding.

     (g) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

     (h) Consent to Jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Colorado and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. Within 30 days after service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

     (i) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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     (j)  Successors and Assigns.  This Note shall be binding upon Bion and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     (k) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to Bion or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

     If to the Holder:      At the address shown on Schedule A
                            Attached hereto.

     If to Bion:            Bion Environmental Technologies, Inc.
                            c/o P.O. Box 323
                            Old Bethpage, N.Y. 11804

     With a copy to:        Mark A. Smith, President
                            P.O. Box 566
                            Crestone, Colorado 81131
                            fax 425-984-9702
                            mas1@ctelco.net

     (l) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Colorado shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of Bion.

BION ENVIRONMENTAL TECHNOLOGIES, INC.


By: ____________________________________
Name: Mark A. Smith
Its:  President















                                     8


                                 Schedule A

Holder:


_______________________________
(Name)

_______________________________
(Address)

Principal Amount: ________________